Exhibit 10.3

LIMITED RECOURSE CARVEOUT GUARANTY

THIS LIMITED RECOURSE CARVEOUT GUARANTY (this “Guaranty”) is made as of November 7, 2022 by HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“Guarantor”), to HFAKOH001 LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A. Concurrently with the delivery of this Guaranty, (i) Landlord has purchased from HOF Village Waterpark, LLC, a Delaware limited liability company (“Tenant”, and collectively with Guarantor and any affiliate of the same, “Tenant Parties”), certain real property located in Canton, Ohio, with an APN of 10014331, pursuant to that certain Agreement of Purchase and Sale (“Purchase Agreement”) by and between Tenant, as seller, and Landlord, as buyer, and (ii) Landlord and Tenant have entered into that certain Lease Agreement dated as of the date hereof (the “Lease”), for the Premises (as defined in the Lease).

B. Tenant is an affiliate of Guarantor and Guarantor will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

A.	Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety:

(i) payment of losses, costs, liabilities, expenses, claims, actions, damages, and fines, including reasonable attorneys’ fees, sustained by Landlord as a result of (a) fraud, intentional misrepresentation, or intentional failure to disclose a material fact concerning the Property or Tenant by Tenant or any of its Affiliates; (b) the gross negligence, willful misconduct, or illegal acts of Tenant or its Affiliates with respect to the Property or the Lease; (c) the breach of any representation, warranty, covenant or indemnification provision in the Purchase Agreement concerning environmental laws or hazardous substances, or any indemnification of Landlord and other applicable indemnified parties with respect thereto, in any of the Purchase Agreement or the Lease; (d) intentional physical waste of the Property by any Tenant Party or any Person at the direction of any of the foregoing; (e) the removal or disposal of any portion of the Property during the existence of an Event of Default; (f) failure to pay charges for labor or materials or other charges that create a Lien on any portion of the Property; (g) Tenant’s failure to obtain and maintain the fully paid for insurance policies in accordance with the Lease; (h) Tenant’s failure to pay all Taxes prior to the same becoming delinquent; (i) Tenant filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (j) the filing of an involuntary petition against Tenant under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by a Tenant Party or any other Person at the direction of any of the foregoing, or by any other Person with respect to which any Tenant Party colludes with or otherwise assists;

(ii) except to the extent of Landlord’s proportionate share of costs attributable to the Property relating to ongoing operation and maintenance of infrastructure and improvements in existence as of the date hereof that serve the Property, payment of losses, costs, liabilities, expenses, claims, actions, damages, and fines, including reasonable attorneys’ fees, sustained by Landlord as a result of a claim by any party that Landlord, during the entire Term of the Lease (notwithstanding any earlier termination thereof) owes any payment, assessment, liability, or other obligation under the following agreements in connection with the development of the larger entertainment related complex known as the Hall of Fame Village: (a) Reciprocal Easement and Restrictive Covenant Agreement for the HOF Village Complex dated as of February 26, 2016, and recorded in Instrument No. 201603110009295 of the Stark County Official Records, as amended by that First Amendment to Reciprocal Easement and Restrictive Covenant Agreement dated as of July 19, 2022, and recorded in Instrument No. 202207200030836 of the Stark County Official Records, (b) Operations and Use Agreement dated as of February 26, 2016, (c) Omnibus First Amendment Agreement dated as of August 22, 2017, and recorded as Instrument No. 201708240035505 of the Stark County Official Records, (d) Omnibus Amendment Agreement dated as of December 1, 2018, and recorded as Instrument No. 201901100001002 of the Stark County Official Records, (e) Third Omnibus Amendment Agreement, Affecting Operating Agreement, Lease, Subleases, Reciprocal Easements and Restrictions Covenant Agreements, Guaranties and other Instruments and Agreements dated as of August 12, 2022, and recorded as Instrument No. 202208190035449 of the Stark County Official Records, (f) Cooperative Agreement dated as of September 3, 2015, as supplemented by that certain First Supplemental Cooperative Agreement dated as of November 3, 2015, (g) Construction Agency Agreement dated as of September 3, 2015, as amended and restated by that certain Amended and Restated Construction Agency Agreement dated as of February 26, 2016, as supplemented by that certain First Supplement to Amended and Restated Construction Agency Agreement dated as of January 26, 2017, (h) Development Agreement dated as of December 20, 2017, and recorded in Instrument No. 201806270025180 of the Stark County Official Records, (i) Operations and Maintenance Agreement dated as of December 20, 2017, and recorded in Instrument No. 201806270025180 of the Stark County Official Records, (j) Letter of Representations dated as of March 20, 2018, (k) License Agreement dated as of June 24, 2019, (l) Payment, Estoppel and Lease Modification Agreement dated as of December 1, 2020, (m) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters (as to Tom Benson Stadium) dated as of June 27, 2018, and recorded as Instrument No. 201806270025181 of the Stark County Official Records, (n) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters (as to Youth Fields/Scott Field) dated as of June 27, 2018, and recorded as Instrument No. 201806270025182 of the Stark County Official Records, (o) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Center for Excellence LLC, recorded as Instrument No. 202205090020213 of the Stark County Official Records, (p) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Center for Performance LLC, recorded as Instrument No. 202204140016471 of the Stark County Official Records, (q) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Retail I LLC, recorded as Instrument No. 202204180016907 of the Stark County Official Records, (r) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Retail II LLC, recorded as Instrument No. 202204180016906 of the Stark County Official Records, (s) Compensation Agreement dated as of December 31, 2015, as supplemented by that First Supplement to Compensation Agreement dated as of October 20, 2017, as further supplemented by that Second Supplement to Compensation Agreement dated as of August 31, 2021, and/or (t) any other agreement or instrument governing the construction, development, maintenance, or payment of amounts in connection with the development of the larger entertainment related complex known as the Hall of Fame Village (it being understood and agreed that Guarantor shall indemnify, defend, protect, and hold harmless Landlord for the same);

(iii) all liabilities and obligations of Guarantor under this Agreement; and

(iv) all costs, expenses and liabilities (including reasonable attorneys’ fees and expenses, documentation and diligence fees and legal expenses, and search, audit, recording, professional and filing fees and expenses) that may be incurred or advanced by Landlord in any way in connection with the foregoing (collectively, such items in clauses (i) through (iv) being the “Obligations”).

D.	Upon receipt by Landlord of a FIRREA-compliant appraisal in form and substance reasonably acceptable to Landlord, performed by an appraiser reasonably satisfactory to Landlord (but in all events having at least ten (10) years’ experience appraising properties similar to the Property in the greater Canton, Ohio area), and evidencing that Tenant’s interest in the Property (taking into consideration liabilities, debt and debt-like equivalents, such as subleases and special assessments, Tourism Development District (“TDD”) bonds, tax increment financing (“TIF”) regimes and any minimum service payments thereunder, PACE loans, and any other Ohio Governmental Financing Programs) has a fair market value of at least One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), this Guaranty shall terminate.

3. GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

A.	This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any action, suit or proceeding of any kind or nature whatsoever (an “Action”) against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Tenant.

B.	This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of any or all of the following: (i) any renewals, extensions, modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same); (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations; (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant; (iv) any extension of time that may be granted by Landlord to Tenant; (v) any assignment or transfer of all or any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise); (vi) any subletting, concession, franchising, licensing or permitting of the Premises or any portion thereof; (vii) any changed or different use of the Premises (or any portion thereof); (viii) any other dealings or matters occurring between Landlord and Tenant; (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from Tenant or any other persons or entities; (x) the release by Landlord of any other guarantor; (xi) Landlord’s release of any security provided under the Lease; (xii) Landlord’s failure to perfect any Landlord’s lien or other lien or security interest available under any applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions (“Laws”); (xiii) any assumption by any person of any or all of Tenant’s obligations under the Lease, or Tenant’s assignment of any or all of its rights and interests under the Lease; (xiv) the power or authority or lack thereof of Tenant to execute, acknowledge or deliver the Lease; (xv) the existence, non-existence or lapse at any time of Tenant as a legal entity or the existence, non-existence or termination of any corporate, ownership, business or other relationship between Tenant and Guarantor; (xvi) any sale or assignment by Landlord of either or both of this Guaranty and the Lease (including, but not limited to, any direct or collateral assignment by Landlord to any mortgagee); (xvii) the solvency or lack of solvency of Tenant at any time or from time to time; or (xviii) any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of Guarantor (whether or not Guarantor shall have knowledge or notice thereof). Without in any way limiting the generality of the foregoing, Guarantor specifically agrees that (A) if Tenant’s obligations under the Lease are modified or amended with the express written consent of Landlord, this Guaranty shall extend to such obligations as so amended or modified without notice to, consideration to, or the consent of, Guarantor, and (B) this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions or omissions.

C.	Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

4. WAIVERS OF GUARANTOR.

A.	Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment, and demands of any kind now or hereafter provided for by any statute or rule of law or equity, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Base Rent, additional Rent or any other charges or amounts, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other person or entity (including any additional guarantor or Guarantor) or against any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

B.	GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: (A) THIS GUARANTY; (B) THE LEASE; (C) ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES OR ANY PORTION THEREOF; (D) ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE AND/OR THE PREMISES (OR ANY PORTION THEREOF); (E) ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR (F) ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES (OR ANY PORTION THEREOF). GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY, EXCEPT TO THE EXTENT ANY SUCH COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION ARE MANDATORY PURSUANT TO APPLICABLE LAWS. GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

C.	Guarantor expressly waives any and all rights to defenses arising by reason of (i) any “one-action” or “anti-deficiency” law or any other law that may prevent Landlord from bringing any action, including a claim for deficiency, against Guarantor before or after Landlord’s commencement or completion of any action against Tenant; (ii) ANY ELECTION OF REMEDIES BY LANDLORD (INCLUDING, WITHOUT LIMITATION, ANY TERMINATION OF THE LEASE) THAT DESTROYS OR OTHERWISE ADVERSELY AFFECTS GUARANTOR’S SUBROGATION RIGHTS OR GUARANTOR’S RIGHTS TO PROCEED AGAINST TENANT FOR REIMBURSEMENT; (iii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Tenant, of any other guarantor (or any other Guarantor), or of any other person or entity, or by reason of the cessation of Tenant’s liability from any cause whatsoever; (iv) any right to claim discharge of any or all of the Obligations on the basis of unjustified impairment of any collateral for the Obligations; (v) any change in the relationship between Guarantor and Tenant or any termination of such relationship; (vi) any irregularity, defect or unauthorized action by any or all of Tenant, any other guarantor (or Guarantor) or surety, or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (vii) any assignment, endorsement or transfer, in whole or in part, of the Obligations, whether made with or without notice to or consent of Guarantor; (viii) the recovery from Tenant or any other Person (including without limitation any other guarantor) becoming barred by any statute of limitations or being otherwise prevented; (ix) the benefits of any and all applicable statutes, laws, rules or regulations which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (x) any release or other reduction of the Obligations arising as a result of the expansion, release, substitution, deletion, addition, or replacement (whether or not in accordance with the terms of the Lease) of the Premises or any portion thereof; or (xi) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection or enforcement of any of the Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

5. SUBORDINATION AND SUBROGATION. Guarantor shall not be subrogated, and hereby subordinates and postpones any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in the Premises (or any portion thereof), which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the Obligations, whether matured or unmatured.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

A.	Guarantor is a company formed under the laws of the State of Delaware; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.

B.	The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws, the organizational documents of Guarantor, if applicable, any order, writ, injunction, decree applicable to Guarantor, or any contractual restriction binding on or affecting Guarantor or any of its properties or assets, nor (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties or assets.

C.	No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of this Guaranty or any other instrument or agreement required hereunder.

D.	There is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

E.	Guarantor’s principal place of business is 2626 Fulton Drive NW, Canton, OH 44718.

F.	Tenant is directly or indirectly owned and controlled by Guarantor.

G.	Guarantor has derived or expects to derive financial and other advantages and benefits directly or indirectly, from the making of the Lease and the payment and performance of the Obligations. Guarantor hereby acknowledges that Landlord will be relying upon Guarantor’s limited recourse carveout guarantee, representations, warranties and covenants contained herein.

7. FINANCIAL STATEMENTS. Within ninety (90) days after the end of each calendar quarter, Guarantor shall deliver to Landlord (i) complete financial statements of the Guarantor and (ii) a Financial Covenants Certification, and, within ninety (90) days after the end of each calendar year, Guarantor shall deliver to Landlord complete audited financial statements, in each case including a balance sheet, profit and loss statement, top-line gross receipts report for the Premises showing unit-level EBITDAR, statement of changes in financial condition, income statement with respect to the Premises, annual EBITDA projections for the then-current fiscal year of Tenant and all other related schedules for the fiscal period then ended. As used herein, “Financial Covenants Certification” shall mean a statement of Guarantor, if Guarantor is a natural person, or by an authorized officer of Guarantor (or its general partner), if Guarantor is an entity, or by the trustee if Guarantor is a trust, in form and substance reasonably acceptable to Landlord, certifying the Net Worth of Guarantor as of the end of the prior calendar quarter or year, as applicable.

8. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be in writing and shall be given as provided in the Lease, as follows or to such other addresses as either Landlord or Guarantor (as applicable) may designate by notice given to the other in accordance with the provisions of this Section 8:

If to Guarantor:	If to Landlord:

HOF Village Newco, LLC 2014 Champions Gateway Canton , OH 44708	c/o Oak Street Real Estate Capital, LLC 30 North LaSalle, Suite 4140 Chicago, IL 60602
Attn: General Counsel	Attention: Asset Management
Email: tara.charnes@hofvillage.com	Email: oakstreetAM@blueowl.com

With a copy to:	With a copy to:

Walter Haverfield LLP 1301 East Ninth Street Suite 3500	Kirkland & Ellis LLP 300 North LaSalle
Cleveland, Ohio 44114-1821 Attn: Nick Catanzarite	Chicago, Illinois 60654
Email: ncatanzarite@walterhav.com	Attention: David A. Rosenberg and David P. Stanek
E-mail: david.rosenberg@kirkland.com and david.stanek@kirkland.com

9. CONSENT TO JURISDICTION. Guarantor hereby (a) consents and submits to the jurisdiction of the courts of the State of Ohio and the federal courts sitting in the State of Ohio with respect to any dispute arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by Applicable Law.

10. ESTOPPEL CERTIFICATE. Guarantor shall, from time to time within ten (10) days after receipt of Landlord’s request, execute, acknowledge and deliver to Landlord an estoppel certificate in the form attached to the Lease as Exhibit D. Such certificate may be relied upon by Landlord and any prospective purchaser, landlord or lender of all or a portion of the Premises (or any portion thereof).

11. MISCELLANEOUS.

A.	Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns.

B.	Guarantor promises to pay all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in this Guaranty whether at law or in equity; provided, however, if any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all attorneys’ fees and reasonable costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

C.	If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

D.	The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns (it being understood that Guarantor shall not have the right to assign its obligations under this Guaranty without the prior written consent of Landlord in Landlord’s sole and absolute discretion), and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

E.	Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

F.	Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

G.	The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Ohio, without giving effect to the principles of conflicts of law.

I.	The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned has executed this Limited Recourse Carveout Guaranty effective as of the date first written above.

GUARANTOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Michael Crawford,
President and Chief Executive Officer

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